                  DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
                      EXHIBIT 11--COMPUTATION OF EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE



                                                                                    THREE FISCAL MONTHS ENDED
                                  FOR THE YEAR ENDED DECEMBER 31, 1995        -------------------------------------
                            ------------------------------------------------                PRO FORMA
                                                                 PRO FORMA     MARCH 31,    MARCH 31,    MARCH 29,
                              1993       1994         1995          1995         1995         1995         1996
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Weighted average number of
 common shares outstanding
 during the year..........     49,650  1,766,700     2,990,847     2,990,847   2,911,400    2,911,400    3,288,000
Common equivalent shares
 outstanding..............     45,389(b)   255,218(a)      569,961(a)       45,389(b)     45,389(b)     45,389(b)     45,389(b)
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
Weighted average common
 and common equivalent
 shares outstanding.......     95,039  2,021,918     3,560,808     3,036,236   2,956,789    2,956,789    3,333,389
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
Income (loss) before
 extraordinary item.......  $  (6,173) $    (682)       $3,705        $3,404       $(151 )      $(245 )      $(401 )
Extraordinary item........     --         31,354       --            --           --           --           --
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
Net income (loss).........     (6,173)    30,672         3,705         3,404        (151 )       (245 )       (401 )
Dividends on Redeemable
 Preferred Shares.........     --           (361)         (470)         (470)       (150 )       (150 )     --
Accretion on Redeemable
 Preferred Shares.........     --           (136)         (192)         (192)        (62 )        (62 )     --
Redemption of Redeemable
 Preferred Shares in
 excess of book value.....     --         --            (2,972)       (2,972)     --           --           --
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
Net income (loss)
 available to common
 shareholders.............  $  (6,173) $  30,175           $71         $(230)      $(363 )      $(457 )      $(401 )
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
Income (loss) per share
 before extraordinary
 item.....................    $(64.95)    $(0.58)        $0.02        $(0.08)     $(0.12 )     $(0.15 )     $(0.12 )
Extraordinary item........     --          15.50       --            --           --           --           --
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
Net income (loss) per
 share....................  $  (64.95)    $14.92         $0.02        $(0.08)     $(0.12 )     $(0.15 )     $(0.12 )
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
                            ---------  ---------  ------------  ------------  -----------  -----------  -----------
Fully diluted earnings per share are not significantly different from primary earnings per share.


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Notes:


(a) Common equivalent shares are shares issuable upon the exercise of stock options and warrants, when dilutive, net of shares assumed to have been purchased with the proceeds from the exercise of the options and warrants, based on the assumed offering price of $13.50 per share.



(b) Common equivalent shares in periods with a loss are shares issuable upon the exercise of stock options and warrants granted within 12 months of the Offering.